Exhibit 99.1

Arcimoto Announces $8 Million Common Stock Only

Registered Direct Offering Priced At-The-Market

EUGENE, Ore., June 11, 2020–Arcimoto, Inc.®, (NASDAQ: FUV) makers of the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator™—affordable, practical, and joyful pure electric vehicles for everyday commuters and fleets—today announced the entry into agreements with institutional investors relating to the sale of 2,666,667 shares of its common stock at the market an offering price pursuant to NASDAQ rules of $3.00 per share. The gross proceeds from the offering will be $8 million before deducting commissions and estimated offering expenses.

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital, repayment of indebtedness, acceleration of the manufacturing of finished goods for delivery against pre-orders and to address the increase in customer demand. In addition, due to the uncertain economic, public health, and political climate the Company further sought to fortify its balance sheet through this financing.

The Special Equities Group, a division of Bradley Woods & Co., Ltd. acted as sole placement agent for the offering.

The offering is expected to close on June 15, 2020, subject to satisfaction of customary closing conditions.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares are being offered by Arcimoto, Inc pursuant to an effective “shelf” registration statement previously filed with Securities and Exchange Commission (“SEC”) on October 3, 2018, and declared effective on October 17, 2018 by the Securities and Exchange Commission. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Bradley Woods & Co., Ltd., 805 Third Avenue, 18th Floor, New York, NY 10022 at (212) 826-9191, or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Arcimoto

Arcimoto (NASDAQ: FUV) is developing ultra-efficient and affordable electric vehicles to help the world shift to a sustainable transportation system. Now available to preorder customers on the West Coast, the Arcimoto FUV is purpose-built for the task of everyday driving and transforms the daily commute into a pure-electric joyride. Available for preorder, the Deliverator and Rapid Responder provide specialized delivery and emergency response services, respectively, at a fraction of the economic and ecological costs of traditional gas-powered vehicles. Every Arcimoto vehicle is built at the Arcimoto Manufacturing Plant in Eugene, Oregon. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to Evergreen deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.